STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

April 16, 2010

Job Number: C20100415-3036
Reference Number: 00002671132-22
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20090684813-11	Articles of Incorporation	3 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Christine Rakow
Certificate Number: C20100415-3036
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of [signature] Ross Miller Secretary of State State of Nevada	Document Number 20090684813-11 Filing Date and Time 09/17/2009 8:00 AM Entity Number E0498152009-0

USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Three G Holdings, Inc.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Laughlin Associates (Name)

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:

Street Address: 2533 N Carson St City: Carson City Nevada Zip Code:

Mailing Address (if different from street address): City: Nevada Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)

SEE ATTACHED

Number of shares with par value: 70,000,000 Par value per share: $ 0.001 Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Name: GARY PILANT
Street Address: 1806 Cottonwood Valley Circle, City: Irving State: TX Zip Code: 75038

2) Name:
Street Address: City: State: Zip Code:

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Name: GARY PILANT X [signature] Incorporator Signature

Address: 1806 Cottonwood Valley Circle City: Irving State: TX Zip Code: 75038

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

This form must be accompanied by appropriate fees.

THREE G HOLDINGS, INC.
Articles of Incorporation (con't)

ARTICLE 3 (Expanded)

Common Stock: The amount of the total authorized capital stock of this corporation is Fifty Million (50,000,000) shares with a par value of $0.001 each, amounting to Fifty Thousand Dollars ($50,000.00).

Preferred Stock: The amount of the total authorized capital stock of this corporation is Twenty Million (20,000,000) shares with a par value of $0.001 each, amounting to Twenty Thousand Dollars ($20,000.00), with the Board of Directors having authority to attach such terms as they deem fit.

ARTICLE 8 Elimination or Limitation of Liability of Directors

No director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director: provided, however, that nothing contained herein shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for any act or omission occurring prior to their directorship.

ARTICLE 9 Indemnification of Directors and Officers

The corporation shall indemnify the directors and officers of the corporation, and of any subsidiary of the corporation, to the full extent provided by the laws of the State of Nevada.

Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. In addition, the corporation may advance expenses of such nature on any other terms and/or in any other manner authorized by law.

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent:

In the matter of Three G Holdings, Inc.
Name of Business Entity

I, LAUGHLIN ASSOCIATES, INC.
Name of Registered Agent

am a: (complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

and hereby state that on 9/4/2009 (Date) I accepted the appointment as registered agent for the above named business entity.

Signature:

X [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company

Date 9/4/2009